Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE THIRD QUARTER 2012

MIAMI, FLORIDA, November 13, 2012 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and nine-months ended September 30, 2012.

Financial Highlights

	Three-Months Ended			Nine-Months Ended
(in thousands)	September 30,		%	September 30,		%
	2012	2011	Change	2012	2011	Change
Net revenue:
Radio	$31,192	31,970	(2%)	$89,258	89,633	—
Television	4,689	4,442	6%	13,328	13,181	1%

Consolidated	$35,881	36,412	(1%)	$102,586	102,814	—

OIBDA, a non-GAAP measure*:
Radio	$13,179	16,156	(18%)	$36,986	42,359	(13%)
Television	129	(1,039)	112%	(1,892)	(4,751)	60%
Corporate	(1,564)	(1,647)	5%	(5,552)	(5,590)	1%

Consolidated	$11,744	13,470	(13%)	$29,542	32,018	(8%)

*	Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Discussion and Results

“During the third quarter, we continued to focus on strengthening our multi-media assets while prudently controlling our expenses,” commented Raul Alarcón, Jr., Chairman and CEO. “We continued to experience an uneven advertising environment, primarily in our radio division, although we were able to generate increases in our barter, national and interactive sales. In our television segment, we achieved positive station operating cash flow in line with our plan, reflecting healthy growth in our revenues and a substantial reduction in our expenses. We are committed to achieving ongoing operating profitability at our television operations going forward. Looking ahead, we remain very optimistic about our outlook given the strength of our assets and our audience reach, combined with the growing interest among advertisers in reaching the fast-growing Hispanic population.”

Spanish Broadcasting System, Inc.	Page 2

Quarter Results

For the quarter-ended September 30, 2012, consolidated net revenues totaled $35.9 million compared to $36.4 million for the same prior year period, resulting in a decrease of $0.5 million or 1%. Our radio segment net revenues decreased $0.8 million or 2%, primarily due to local and network sales, offset by increases in barter, national and interactive sales. The decreases in local and network sales occurred throughout most of our markets. The increase in barter sales took place mainly in our Puerto Rico market and the increase in national sales was mostly in our Miami, Los Angeles and Puerto Rico markets. Our television segment net revenues increased $0.3 million or 6%, largely due to increases in paid-programming, sub-channel rental revenue and national sales, offset by a decrease in local spot and integrated sales.

OIBDA, a non-GAAP measure, totaled $11.7 million compared to $13.5 million for the same prior year period, representing a decrease of $1.7 million or 13%. Our radio segment OIBDA decreased $3.0 million or 18%, primarily due to the increase of station operating expenses of $2.2 million and a decrease in net revenues of $0.8 million. Radio station operating expenses increased mainly due to local and national commissions, special events expenses, barter expense, advertising and promotions, and compensation and benefits, offset by a decrease in music license fees. Our television segment OIBDA increased $1.2 million or 112%, largely due to the decrease in station operating expenses of $0.9 million and an increase in net revenues of $0.2 million. Television station operating expenses decreased predominantly due to decreases in originally produced programming costs, compensation and benefits, and facilities expenses. Our corporate expenses decreased by $0.1 million or 5%, mostly due to decreases in rent expense and compensation and benefits. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $10.2 million compared to $12.1 million for the same prior year period, representing a decrease of $1.8 million or 15%. This decrease in operating income was attributed to the decrease in net revenue and the increase in operating expenses.

Nine-Months Results

For the nine-months ended September 30, 2012, consolidated net revenues totaled $102.6 million compared to $102.8 million for the same prior year period. Our radio segment net revenues were relatively flat or decreased $0.4 million, primarily due to national and network sales, offset by increases in barter, special events revenue, interactive and local sales. The decrease in national sales took place throughout most of our markets and the decrease in network sales occurred in all of our markets. The increase in local sales was mostly in our New York and Los Angeles markets. The increases in interactive and barter sales took place throughout most of our markets and the increase in special events revenue was mainly in our Puerto Rico and Miami markets. Our television segment net revenues increased $0.2 million or 1%, largely due to increases in paid-programming, sub-channel rental revenue, barter and interactive sales, offset by decreases in national and local spot sales and integrated sales.

OIBDA, a non-GAAP measure, totaled $29.5 million compared to $32.0 million for the same prior year period, representing a decrease of $2.5 million or 8%. Our radio segment OIBDA decreased $5.4 million or 13%, primarily due to the decrease in net revenues of $0.4 million and an increase of station operating expenses of $5.0 million. Radio station operating expenses increased mainly due to increases in local and national commissions, barter expense, special events expenses, compensation and benefits, and travel and entertainment expenses, offset by decreases in music license fees and legal settlements. Our television segment OIBDA (loss) decreased $2.9 million or 60%, largely due to the decrease in station operating expenses of $2.7 million and the increase in net revenues of $0.2 million. Television station operating expenses decreased predominantly due to decreases in originally produced programming costs, compensation and benefits, advertising and promotions, facilities expenses, and a reduction in broadcasting rights fees related to our former New York, Puerto Rico and Chicago outlets. Our corporate expenses decreased by 1%, mostly due to decreases in professional fees and rent expense, offset by an increase in compensation and benefits related to bonuses for the successful 2012 debt refinancing. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Spanish Broadcasting System, Inc.	Page 3

Operating income totaled $25.0 million compared to $27.8 million for the same prior year period, representing a decrease of $3.0 million or 11%. This decrease in operating income was attributed to the increase in operating expenses.

Third Quarter 2012 Conference Call

We will host a conference call to discuss our third quarter 2012 financial results on Wednesday, November 14, 2012 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Tuesday, November 27, 2012 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10021094.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

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About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

(Financial Table Follows)

Contacts:

Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

Spanish Broadcasting System, Inc.	Page 5

Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended September 30, 2012 and 2011.

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
Amounts in thousands, except per share amounts	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net revenue	$35,881	36,412	$102,586	102,814
Station operating expenses	22,573	21,295	67,492	65,206
Corporate expenses	1,564	1,647	5,552	5,590
Depreciation and amortization	1,365	1,414	4,122	4,010
(Gain) loss on the disposal of assets, net	(3)	(8)	(8)	(17)
Impairment charges and restructuring costs	148	—	572	207

Operating income	10,234	12,064	24,856	27,818
Interest expense, net	(9,931)	(2,054)	(26,613)	(6,114)
Loss on early extinguishment of debt	—	—	(391)	—

Income (loss) before income taxes	303	10,010	(2,148)	21,704
Income tax expense	248	1,220	1,761	4,160

Net income (loss)	55	8,790	(3,909)	17,544
Dividends on Series B preferred stock	(2,482)	(2,482)	(7,446)	(7,446)

Net (loss) income applicable to common stockholders	$(2,427)	6,308	$(11,355)	10,098

Net (loss) income per common share:
Basic & Diluted	$(0.33)	0.87	$(1.56)	1.39

Weighted average common shares outstanding:
Basic	7,267	7,267	7,267	7,267

Diluted	7,267	7,272	7,267	7,279

Spanish Broadcasting System, Inc.	Page 6

Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (‘GAAP’) in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated net income (loss), which is the most directly comparable GAAP financial measure.

	Three-Months Ended September 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,744	13,179	129	(1,564)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,365	495	776	94
(Gain) loss on the disposal of assets, net	(3)	(3)	—	—
Impairment charges and restructuring costs	148	(23)	—	171

Operating Income (Loss)	$10,234	12,710	(647)	(1,829)

	Three-Months Ended September 30, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$13,470	16,156	(1,039)	(1,647)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,414	547	739	128
(Gain) loss on the disposal of assets, net	(8)	—	—	(8)
Impairment charges and restructuring costs	—	—	—	—

Operating Income (Loss)	$12,064	15,609	(1,778)	(1,767)

	Three-Months Ended September 30,
(Unaudited and in thousands)	2012	2011
Operating Income	$10,234	12,064
Other (expense) income:
Interest expense, net	(9,931)	(2,054)

Income before income taxes	303	10,010
Income tax expense	248	1,220

Net income	$55	8,790

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	Nine-Months Ended September 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$29,542	36,986	(1,892)	(5,552)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	4,122	1,572	2,222	328
(Gain) loss on the disposal of assets, net	(8)	(8)	—	—
Impairment charges and restructuring costs	572	48	11	513

Operating Income (Loss)	$24,856	35,374	(4,125)	(6,393)

	Nine-Months Ended September 30, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$32,018	42,359	(4,751)	(5,590)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	4,010	1,710	1,889	411
(Gain) loss on the disposal of assets, net	(17)	(9)	—	(8)
Impairment charges and restructuring costs	207	—	—	207

Operating Income (Loss)	$27,818	40,658	(6,640)	(6,200)

	Nine-Months Ended September 30,
(Unaudited and in thousands)	2012	2011
Operating Income	$24,856	27,818
Other (expense) income:
Interest expense, net	(26,613)	(6,114)
Loss on early extinguishment of debt	(391)	—

(Loss) income before income taxes	(2,148)	21,704
Income tax expense	1,761	4,160

Net (loss) income	$(3,909)	17,544

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Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)		(In thousands)
Net revenue:
Radio	$31,192	31,970	89,258	89,633
Television	4,689	4,442	13,328	13,181

Consolidated	$35,881	36,412	102,586	102,814

Engineering and programming expenses:
Radio	$5,470	5,322	15,199	17,010
Television	2,714	3,411	9,004	11,498

Consolidated	$8,184	8,733	24,203	28,508

Selling, general and administrative expenses:
Radio	$12,543	10,492	37,073	30,264
Television	1,846	2,070	6,216	6,434

Consolidated	$14,389	12,562	43,289	36,698

Corporate expenses:	$1,564	1,647	5,552	5,590
Depreciation and amortization:
Radio	$495	547	1,572	1,710
Television	776	739	2,222	1,889
Corporate	94	128	328	411

Consolidated	$1,365	1,414	4,122	4,010

(Gain) loss on the disposal of assets, net:
Radio	$(3)	—	(8)	(9)
Television	—	—	—	—
Corporate	—	(8)	—	(8)

Consolidated	$(3)	(8)	(8)	(17)

Impairment charges and restructuring costs:
Radio	$(23)	—	48	—
Television	—	—	11	—
Corporate	171	—	513	207

Consolidated	$148	—	572	207

Operating income (loss):
Radio	$12,710	15,609	35,374	40,658
Television	(647)	(1,778)	(4,125)	(6,640)
Corporate	(1,829)	(1,767)	(6,393)	(6,200)

Consolidated	$10,234	12,064	24,856	27,818

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	September 30, 2012
Cash and cash equivalents	$30,295

Total assets	$473,832

12.5% Senior Secured Notes due 2017, net	$267,500
Other debt	11,356

Total debt	$278,856

Series B preferred stock	$92,349
Accrued Series B preferred stock dividends payable	26,887

Total	$119,236

Total stockholders’ deficit	$(46,035)

Total capitalization	$352,057

	For the Nine-Months Ended September 30,
	2012	2011
Capital expenditures	$1,408	2,505

Cash paid for income taxes	$23	8